UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-36633	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2015, Epiq Systems, Inc., a Missouri corporation (“Epiq Systems”), and two of its wholly-owned subsidiaries, Epiq Systems Acquisition, Inc., a New York corporation (“Buyer”), and Epiq Systems, Ltd., a private limited company organized and existing under the laws of the United Kingdom (“UK Buyer”), entered into a Stock Purchase Agreement (including its related exhibits, schedules, and ancillary agreements, the “Agreement”) with Iris Data Services, Inc., a Texas corporation (“Iris Data Services”), R. Kent Teague II, an individual resident of the State of Texas (the “Seller”), and certain key participants. In accordance with the Agreement, Iris Data Services will sell its German and United Kingdom subsidiaries to the UK Buyer, and the Buyer will acquire 100% of the equity interests in Iris Data Services. Iris Data Services is a leading provider of eDiscovery managed services. The closing of the acquisition is expected to occur on or about April 30, 2015.

The aggregate consideration for the acquisition is approximately $134 million subject to certain post-closing adjustments. Of the aggregate consideration, approximately $67 million (less an amount placed in escrow as described below) will be paid to the Seller, and the remaining $67 million (less an amount placed in escrow as described below) will be distributed by Iris Data Services following the closing of the acquisition to participants in the Amended and Restated Iris Data Services, Inc. Participation Plan effective April 7, 2015, in accordance with the terms of the plan and the Agreement. Such post-closing distribution is expected to result in a post-closing tax benefit to Epiq Systems of approximately $23 million. In addition, of the aggregate consideration, approximately $13 million will be placed in escrow as security for potential future indemnification claims. Epiq Systems intends to fund the acquisition with existing cash and borrowings under the company’s credit facility.

The Agreement contains certain customary representations and warranties and imposes certain customary covenants on the parties regarding pre-closing activities, post-closing cooperation, confidentiality, tax matters, and non-solicitation of employees and customers. The Agreement also contains customary indemnities and closing conditions.

There is no material relationship between Epiq Systems, the Buyer and the UK Buyer, or any of their respective affiliates, on the one hand, and Iris Data Services, the Seller and such key participants, or any of their respective affiliates, on the other hand, other than the Agreement.

Item 8.01	Other Events.

On April 8, 2015, Epiq Systems issued a press release announcing the entry into the Agreement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following item is filed as an exhibit to this Current Report on Form 8-K.

Exhibit 99.1	Epiq Systems, Inc. Press release issued April 8, 2015, announcing the entry into the Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: April 8, 2015	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Epiq Systems, Inc. Press release issued April 8, 2015, announcing the entry into the Stock Purchase Agreement.